UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

July 13, 2021
Date of Report (Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan	001-15141	38-0837640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue, Zeeland, MI 49464
(Address of principal executive offices and zip code)

 (616) 654-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MLHR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 13, 2021, Herman Miller, Inc. (“Herman Miller”) held a special meeting of its shareholders (the “Special Meeting”) to vote on the proposals identified below, each of which is described in detail in the definitive joint proxy statement/prospectus, dated June 11, 2021, which Herman Miller filed with the U.S. Securities and Exchange Commission and mailed to its shareholders, in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 19, 2021, by and among Herman Miller, Heat Merger Sub, Inc., a wholly owned subsidiary of Herman Miller, and Knoll, Inc. (“Knoll”).

As of the close of business on June 7, 2021, the record date for the Special Meeting, 59,029,165 shares of Herman Miller common stock were issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 49,950,321 shares of Herman Miller common stock were represented in person (via the Herman Miller special meeting website) or by proxy and, therefore, a quorum was present. Proposal 1 below was approved by the requisite vote of Herman Miller shareholders. Although sufficient votes were received to approve Proposal 2, an adjournment of the Special Meeting was not necessary due to the approval of Proposal 1. The number of votes cast for or against, as well as abstentions,  with respect to each proposal is set out below:

1)
To approve the issuance of Herman Miller common stock to Knoll stockholders in connection with the merger contemplated by the Merger Agreement (the “Share Issuance Proposal”). The Share Issuance Proposal was approved by the following vote:

	Votes For	Votes Against	Abstentions
	49,426,907	390,296	133,118

2)
To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to Herman Miller shareholders (the “Adjournment Proposal”). The Adjournment Proposal was approved by the following vote:

	Votes For	Votes Against	Abstentions
	46,141,084	3,714,114	95,123

Item 8.01	Other Events.

On July 13, 2021, Herman Miller and Knoll issued a joint press release announcing the results of the Special Meeting and of the special meeting of Knoll stockholders held on July 13, 2021. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Joint Press Release, dated July 13, 2021, issued by Herman Miller, Inc. and Knoll, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERMAN MILLER, INC.

Date: July 14, 2021	By:	/s/ Kevin J. Veltman
Kevin J. Veltman
Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)